Exhibit 99.2

Century Casinos Rocky Gap Casino Resort and Maryland Supplement (August 2022)

Disclaimer Century Casinos This presentation contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: risks related to the acquisition of the Rocky Gap casino and the integration of the business and assets acquired; the financial performance of the casino; the possibility that the transaction does not close when expected or at all because required regulatory or other approvals are not received or other conditions to closing are not satisfied on a timely basis or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction; the possibility that the anticipated operating results and other benefits of the transaction are not realized when expected or at all; local risks including proximate competition, potential competition, legislative risks, and local relationships; risks associated with increased leverage from the transaction; and Important factors that could cause actual results to differ materially from forward-looking statements include, among others, risks described in the section entitled “Risk Factors” under Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in subsequent periodic and current SEC filings the Company may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf. The Company obtained the industry, market and competitive position data used in this presentation from (i) its own internal estimates and research of third-party company websites and other sources, (ii) industry and general publications and research or (iii) studies and surveys conducted by third parties. Such sources generally do not guarantee the accuracy or completeness of included information. While the Company believes that the information included in this presentation from such publications, research, studies, surveys and websites is reliable, it has not independently verified data from these third-party sources. While the Company believes its internal estimates and research are reliable, neither such estimates and research nor such definitions have been verified by any independent source.  1

Transaction Overview Century Casinos In August 2022, Century announced a definitive agreement to acquire the operations of Rocky Gap Casino Resort for $56.1mm

Represents a purchase price multiple of 4.9 x 2021 Adj. EBITDA (after rent payments to VICI) and is expected to close within 12 months pending receipt of regulatory approvals. Simultaneously, VICI Properties will acquire the real estate assets for $203.9mm. The initial annual rent payable from Century to VICI is set at $15.5mm and will be integrated into the existing Master Lease between Century and VICI. Century will pay for the acquisition with cash on hand / on balance sheet. In 2021, Rocky Gap generated revenue of $78mm and Adj. EBITDA of $27mm. We see upside to these numbers, mainly for three reasons: Increased room availability supports larger wallet hotel guests, Unencumbered Sports Betting Opportunity with Upside from Potential iGaming Legalization, Opportunity to replace lower-performing slots with new units to yield immediate upside in overall WPUPD. Note: Adjusted EBITDA is a non-GAAP financial measure. See Appendix for the definition and reconciliation of Adjusted EBITDA. 2

Rocky Gap Casino Resort Century Casinos. Only Casino Resort in Western Maryland, with 10 million + Adults within a 100-mile radius 198 hotel rooms, 630 slot machines,16 table games, $10mm of property upgrades since 2018, remodeled rooms and suits, new sports lounge, renovation and upgrade of F&B offerings, Maryland’s only Jack Nicklaus Signature golf course, Events center and meeting facilities for approx. 500 people. Spa, Pool and Outdoor Activities. 1998 2012 2013 2015 2016 2018 2020 2021 2022. 1998: Opening of Rocky Gap Lodge & Golf Resort. 2013: Reopened as “Rocky Gap Casino Resort” with 558 slot machines and 10 live table games. 2018/2020: All 198 hotel rooms redesigned and upgraded. 2020/2021: Enhanced amenity offerings including upscale Lakeside Grille, new sports lounge and golf course improvements. 2012: Acquired by Lakes Entertainment (“Lakes”). 2015: Acquired by Golden Entertainment through merger with Lakes. 2016: Property renovation including new table games, parking spaces and expanded amenity offerings. 2022: Continuation of record property performance. 3

Rocky Gap, MD Competitive Landscape Century Casinos. Property attracts local and destination drive-in customers from Maryland and surrounding states. Major MSAs: Washington-Arlington-Alexandria, Baltimore-Columbia-Towson, Pittsburgh. Adult Population: 4.8mm, 2.2mm, 1.9mm. Median Income: $51,515, $42,782, $36,112. Full-scale Casinos. Satellite Casino. Planned Satellite Casino Development. Property, Slot Machines, Table Games, Hotel Rooms, Driving Distance. Rocky Gap Casino Resorts: 630, 16, 198, -. Lady Luck Casino Nemacolin: 600, 27, N/A, 57 miles. Hollywood Casino At Charles Town Races: 1,904, 66, 153, 74 miles. Live! Casino Pittsburgh: 750, 30, N/A, 82 miles. Parx casino Shippensburg: 500, 48 (1), N/A, 86 miles. Source: Company websites and filings, US Census Bureau. (1) Electronic table positions. 4

Superior Product Offering to Competition Century Casinos. Property: Rocky Gap Casino Resort, Lady Luck Casino Nemacolin, Hollywood Casino at Charles Town Races, Live!* Casino Pittsburgh, Parx* Casino Shippensburg (1). Owner: Golden Entertainment, Churchill Downs Incorporated, Penn National Gaming, Inc., The Cordish Companies, Greenwood Gaming & Entertainment. Full-Service Resort, Recently Renovated Hotel Rooms, World-Class Golf Course, Upscale Steakhouse, Event Center, Meeting Rooms, Sports Lounge, Spa, Pool, Fitness Center, Outdoor Activities, Parking Spaces: approximately 700, Undisclosed, Undisclosed, approximately 6,400, approximately 760, Acres: approximately 270, approximately 2,000 (2), approximately 300, approximately 36, approximately 10. Source: Company websites and press releases. (1) Project currently under development and expected to open in November 2022. (2) Acreage of Nemacolin Woodlands Resort. *Denotes Category 4 “satellite casino” with an initial limit of 750 slot machines and 30 table games. Number of table games be increased to 40 in second year of operations. 5

Maryland Gaming Revenue Century Casinos. The Video Lottery Facility Location Commission awarded licenses to six land-based casinos, the latest of which opened in 2016. Maryland Gross Gaming Revenue (1) ($ in millions). Hollywood Casino Perryville, MD Opens; Ocean Downs Casino Opens; Live! Casino Hotel Maryland Opens; Rocky Gap Casino Resort Opens; Horseshoe Casino Baltimore Opens; MGM National harbor Opens. $28 $156 $378 $747 $931 $1,098 $1,203 $1,614, $1,746 $1,757 $1,226 $1,922 $1,994.2010 2011 2012 2013 2014 2015 2016  2017 2018 2019 2020 2021 LTM Apr’22. COVID-19 Impact. Source: Maryland Lottery & Gaming Control Commission. (1) Excludes sports betting revenue. ’11-LTM Apr’22 CAGR of 28%. 6

Appendix A

The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation and amortization, non-controlling interests net earnings (loss) and transactions, pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time transactions. Expense related to the Company's Master Lease and the Century Downs Racetrack and Casino land lease is included in the interest expense (income), net line item. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under US GAAP. Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above-mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company's lending institution to gauge operating performance. The Company's computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry.

The table below provides a reconciliation of Rocky Gap Adjusted EBITDA to net earnings.

	FYE December 31,				
(In millions, rounded)	2017	2018	2019	2020	2021
Net operating revenue	$ 67	$ 67	$ 70	$ 52	$ 78
Net earnings	$ 15	$ 15	$ 16	$ 10	$ 22
Interest expense	0	0	0	0	0
Depreciation and amortization	4	4	4	4	4
One time adjustments	-	-	0	1	0
Loss on disposal of assets	-	0	0	0	0
Adjusted EBITDA	**$ 18**	**$ 19**	**$ 20**	**$ 15**	**$ 27**
Run-rate rent expense	(16)	(16)	(16)	(16)	(16)
Adjusted EBITDA less cash payments on Master Lease	**$ 3**	**$ 4**	**$ 5**	**$ (1)**	**$ 12**

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